SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   June 12, 1996


                         STORAGE TECHNOLOGY CORPORATION
            -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware               1-7534               84-0593263
       -----------------      --------------      -------------------
        (State or other        (Commission           (IRS Employer
       Jurisdiction of         File Number)        Identification No.)
        Incorporation)



             2270 South 88th Street, Louisville, Colorado 80028-4309
            --------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code  (303) 673-5151



                                 Not applicable
            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS

           On June 12, 1996, the Company announced that it has called for redemption on July 12, 1996 all of the Company's outstanding 7% Convertible Subordinated Debentures due March 15, 2008 (the "Debentures"). The redemption price is 104.9% of the principal amount, plus accrued interest for the period from March 15, 1996 to July 12, 1996. On July 12, 1996, the redemption price and accrued and unpaid interest will become due and payable on each outstanding Debenture and interest will cease to accrue. As of the close of business on June 11, 1996, the aggregate principal amount of Debentures outstanding was approximately $170,874,000.

           The Debentures are convertible at the option of the holder of the Debenture into shares of the Company's common stock, $.10 par value per share, at a conversion price of $23.50 per share of common stock. Any Debentures which have not been converted into shares of common stock on or prior to 5:00 p.m., New York City time, on July 12, 1996 will be redeemed on July 12, 1996. To redeem the Debentures or convert the Debentures into shares of the Company's common stock, the holder of the Debenture must surrender the Debenture to the trustee, American Stock Transfer and Trust Company, at its office in New York City, New York.



ITEM 7.    EXHIBITS

     The following financial statements, pro forma financial information and exhibits are filed as part of this report:

     (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                Not applicable

     (B)   PRO FORMA FINANCIAL INFORMATION.

                Not applicable

     (C)   EXHIBITS.

                None

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                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Storage Technology Corporation



                                  By:    /s/ DAVID E. LACEY
                                    ----------------------------
                                            David E. Lacey
                                     Executive Vice President and
                                       Chief Financial Officer



Date:  June 13, 1996
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